EXHIBIT 10.3

                  CONSULTING AGREEMENT AND AGREEMENT REGARDING
                         OWNERSHIP OF COMPUTER SOFTWARE

        THIS AGREEMENT ("Agreement") is entered into as of March 31, 1999 by and between Healthseek.com Corp., a Massachusetts corporation ("HSC"), and Eric Egnet ("Consultant").

        Background Statements:

        I. HSC has recently acquired a business which consists of owning and operating a site on the world wide web under the Healthseek.com domain name.

        II. Prior to its acquisition by HSC, Consultant operated and maintained the Healthseek.com website as a sole proprietor.

        III. HSC is in need of the services of Consultant to operate and maintain the Healthseek.com. Website. The Healthseek.com Website is referred together herein as the "Website."

        IV. It is the intention of the parties hereto to confirm that the Consultant is retained to maintain and operate the Website and that the Website and any software, drawings, working papers, programs, manuals, and all source access and other codes and documents of any kind (collectively referred to herein as the "Work") prepared by the Consultant within the scope of this Agreement are intended by the parties to be works for hire and intended that the author/owner of all rights in the Work be HSC.

        NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

        1. SERVICES TO BE PROVIDED BY CONSULTANT. HSC has retained the services of the Consultant to provide all expertise and take all action to operate and maintain the Website. The Consultant shall devote 6 hours per week to providing such services, including implementation of the matters described in Schedule 1 hereto. HSC hereby acknowledges and understands that implementation of the enhancements referenced in Schedule 1 will occur over a reasonable time frame; may require the involvement of third parties including other Consultants (i.e., graphic designers, etc.); and will, in some cases, require HSC's investment in new technology and the payment of additional costs and expenses to enhance and maintain the Website. Any additional services will be the subject of a separately negotiated contract between the parties hereto, and to implement the matters described in Schedule 1 hereto.

        2. TERM. The term of this Agreement shall be for one year, commencing on the date hereof. On March 31, 2000, and on the last day of the same each year thereafter, the term of this Consulting Agreement shall be automatically extended one additional year unless, prior to such date, either party shall have delivered to the other written notice that the term of this Agreement shall not be extended.
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        3. INITIAL PAYMENT. As an inducement for Consultant to enter into this
Agreement and to sell his stock in HSC, HSC shall pay the Consultant $10,000 upon the signing of this Agreement.

        4. COMPENSATION. For such services, HSC shall pay the Consultant $40,000 per year, payable monthly, with the first payment due on May 1, 1999.

        5. RELATIONSHIP OF THE PARTIES. It is the intent of the parties hereto that the Consultant has been retained in the capacity of an independent contractor only. Neither the Consultant nor HSC consider the Consultant to be an agent or employee of HSC for any purpose. HSC is interested only in the results obtained under this Agreement. The manner and means of performing the services required of Consultant hereunder are subject to the Consultant's sole control.

        6. WORK FOR HIRE/ASSIGNMENT. The Consultant agrees any Work created solely or jointly by Consultant pursuant to this Agreement shall be deemed "work made for hire" as that term is used in 17 U.S.C. ss.201(b). To the extent that the Work is not deemed to be a "work for hire" under the Federal Copyright Laws, Consultant hereby assigns, conveys and transfers all rights, title and interest to the copyright in the Work and any claims associated with the Work to HSC. HSC shall be owner of the Work and deemed the author of the Work with full right to apply for a copyright in the Work in the United States and all foreign countries. If so requested by HSC, the Consultant shall cooperate with HSC in executing all such assignments, oaths, declarations, and other documents as may be prepared by HSC to effect the foregoing.

        7. LICENSE. The Consultant hereby grants, bargains, sells, assigns, licenses, transfers, conveys and sets over (all herein called "grants") to HSC all of his full and unlimited right, title and interest in any pre-existing copyrighted and/or proprietary work which is incorporated into the Work by the Consultant. This grant shall be for an unlimited duration. The Consultant shall not be entitled to any additional compensation for such grant. If so requested by HSC, the Consultant shall cooperate with HSC in executing all such assignments, oaths, declarations, and other documents as may be prepared by HSC to effect the foregoing.

        8. RECORDS. All records, drawings, programs, websites, website databases, manuals, reports, and other documentation created in connection with Consultant's services shall be and remain the sole property of HSC. The Consultant shall deliver to HSC all copies of such documents on request by HSC.

        9. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles.

       10. TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

       11. PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

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        12. ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

        13. AGREEMENT BINDING; ASSIGNMENT. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. This Agreement is not assignable by the Consultant.

        14. AMENDMENT. This Agreement may be amended only by the written agreement by the parties hereto.

        15. PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

        16. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

        17. COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

        18. PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

        19. SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

        20. REPRESENTATIONS OF CONSULTANT. Consultant represents and warrants that Consultant is not a party to any agreement which precludes Consultant from entering into this Agreement or from rendering the services provided for hereunder.

        21.    NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

               21.1 ACKNOWLEDGMENTS BY THE CONSULTANT. The Consultant acknowledges that (a) during the term hereof (including any extended terms) and as a part of his engagement, the Consultant will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on HSC, Nutriceutricals.com Corporation, a Nevada corporation (the "Parent"), and their businesses; (c) the parent of HSC has required that the Consultant make the covenants in this Section 21 as a condition to its purchase of the stock of HSC; and (d) the provisions of this
Section 21 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide HSC with exclusive ownership of all Employee Inventions. For purposes hereof, the term "Confidential Information" means any and all:

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                      (a)    trade secrets concerning the business and affairs
of the HSC, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret within the meaning of Chapter 688, Florida Statutes;

                      (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented;

                      (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the HSC containing or based, in whole or in part, on any information included in the foregoing, and

                      (d) any and all of the foregoing as it relates to Nutriceuticals.com Corporation, a Nevada corporation (the "Parent") and any of its affiliates.

               21.2 AGREEMENTS OF THE CONSULTANT. In consideration of the compensation to be paid to the Consultant by HSC under this Agreement, the Consultant covenants as follows:

                      (a) During and following the term hereof, the Consultant will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of HSC or except as otherwise expressly permitted by the terms of this Agreement.

                      (b) Any trade secrets of HSC or Parent will be entitled to all of the protections and benefits under Chapter 688, Florida Statutes and any other applicable law. If any information that HSC deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Consultant hereby waives any requirement that HSC submit proof of the economic value of any trade secret or post a bond or other security.

                      (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Consultant demonstrates was or became generally available to the public other than as a result of a disclosure by the Consultant.

                      (d) Consultant will not remove from HSC's premises (except to the extent such removal is for purposes of the performance of the Consultant's duties at home or while traveling, or except as otherwise specifically authorized by HSC) any HSC document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Consultant recognizes that, as between HSC and the Consultant, all of the Proprietary Items, whether or not
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developed by the Consultant, are the exclusive property of HSC. Upon termination of this Agreement or upon the request of HSC during the term hereof, Consultant will return to HSC all of the Proprietary Items in Consultant's possession or subject to Consultant's control, and Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

               21.3 DISPUTES OR CONTROVERSIES. Consultant recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by HSC, Consultant, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

        22.    NON-COMPETITION AND NON-INTERFERENCE

               22.1 ACKNOWLEDGMENTS BY CONSULTANT. Consultant acknowledges that:
(a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) HSC's and Parent's businesses are international in scope; (c) HSC and Parent compete with other businesses that are or could be located in any part of the world; (d) Parent has required that Consultant make the covenants set forth in this Section 22 as a condition to Parent's purchase of the Assets; and (e) the provisions of this Section 22 are reasonable and necessary to protect HSC's and Parent's businesses.

               22.2 COVENANTS OF CONSULTANT. In consideration of the acknowledgments by Consultant, and in consideration of the compensation to be paid or provided to Consultant by HSC, Consultant covenants that he will not, directly or indirectly:

                      (a) during the term hereof, except in the course of his services hereunder, and during the Post-Term Period, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Consultant's name or any similar name to, lend Consultant's credit to or render services or advice to, any health related business whose activities compete in whole or in part with the activities of HSC or the Parent anywhere within the world; provided, however, that Consultant may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                      (b) whether for Consultant's own account or for the account of any other person, at any time during the term hereof and the Post-Term Period, solicit business of the same or similar type being carried on by HSC, from any person known by Consultant to be a customer of HSC, whether or not Consultant had personal contact with such person during and by reason of Consultant's employment with HSC;

                      (c) whether for Consultant's own account or the account of any other person (i) at any time during the term hereof and the Post-Term Period, solicit, employ, or
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otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of HSC or Parent at any time during the term hereof or in any manner induce or attempt to induce any employee of HSC or Parent to terminate his employment with HSC or Parent; or (ii) at any time during the term hereof and the Post-Term Period, interfere with HSC's or Parent's relationship with any person, including any person who at any time during the term hereof was an employee, contractor, supplier, or customer of HSC or Parent; or

                      (d) at any time during or after the term hereof, disparage HSC or Parent or any of its shareholders, directors, officers, employees, or agents.

               For purposes of this Section 22.2, the term "Post-Term Period" means the one-year period beginning on the date of termination or expiration of this Agreement.

               If any covenant in this Section 22.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Consultant.

               The period of time applicable to any covenant in this Section
22.2 will be extended by the duration of any violation by Consultant of such covenant.

               Consultant will, while the covenant under this Section 22.2 is in effect, give notice to HSC, within ten days after accepting any employment other than Consultant's current employer, of the identity of Consultant's employer. HSC may notify such employer that Consultant is bound by this Agreement and, at HSC's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

               22.3 Notwithstanding any other provision of this Agreement HSC acknowledges that it has been informed and otherwise understands that Consultant is currently employed and intends to remain employed, on a full time basis, by TravCorps Corporation ("TravCorps"), and further, that TravCorps is currently in the healthcare staffing, outsourcing, and physician consulting business; and nothing in this Agreement shall limit or otherwise prohibit Consultant from providing any and all services requested of him by TravCorps. In the event that TravCorps requests or otherwise requires Consultant to engage in activities that directly compete with the activities of HSC or the parent, then, either party may terminate this Agreement without liability to the other for said termination, and the above referenced noncompetition provisions shall lapse and otherwise be of no effect. In no event will HSC or the parent contact TravCorps without Consultant's express written consent.

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        23.    GUARANTY OF PARENT CORPORATION.  Nutriceuticals.com Corp.
guarantees the performance of HSC's obligations to Consultant hereunder.

        24.    GENERAL PROVISIONS

               24.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY. Consultant acknowledges that the injury that would be suffered by HSC and Parent as a result of a breach of the provisions of this Agreement would be irreparable and that an award of monetary damages to HSC or Parent for such a breach would be an inadequate remedy. Consequently, HSC or Parent will have the right, in addition to any other rights they may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and HSC and Parent will not be obligated to post bond or other security in seeking such relief. Without limiting HSC's and Parent's rights under this Section 24 or any other remedies of HSC or Parent, if Consultant breaches any of the provisions of Section 21 or 22, HSC will have the right to cease making any payments otherwise due to Consultant under this Agreement.

               24.2 COVENANTS OF SECTIONS 21 AND 22 ARE ESSENTIAL AND INDEPENDENT COVENANTS. The covenants by Consultant in Sections 21 and 22 are essential elements of this Agreement, and without Consultant's agreement to comply with such covenants, the Parent would not have purchased the stock of HSC and HSC would not have entered into this Agreement or engaged the Consultant. The HSC, Parent, and the Consultant have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by HSC and Parent.

               Consultant's covenants in Sections 21 and 22 are independent covenants and the existence of any claim by Consultant against HSC under this Agreement, will not excuse Consultant's breach of any covenant in Section 21 or 22.

               If Consultant's engagement hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of Consultant in Sections 21 and 22.

                                                   HEALTHSEEK.COM CORPORATION,
                                                   a Massachusetts corporation


                                                   By:__________________________

                                                   Its:_________________________

                                                   _____________________________
                                                   Eric Egnet


                                                   GUARANTOR:

                                                   NUTRICEUTICALS.COM CORP.,
                                                   a Nevada corporation


                                                  By:___________________________
                                                      Jugal K. Taneja, CEO

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